Exhibit 10.20

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (the “First Amendment”) to the Employment Agreement (as defined below) is dated as of February 15th, 2025, and entered into by and between Mural Oncology, Inc., (“Mural”), and Vicki L. Goodman (the “Executive”).

WHEREAS, Mural and the Executive entered into that certain Employment Agreement effective as of November 15, 2023, (the “Employment Agreement”);

NOW, THEREFORE, Mural and the Executive hereby consent and agree to amend the Employment Agreement, effective as of January 1, 2025, in accordance with the relevant terms and provisions thereof as follows:

1. Section 1(d) of the Employment Agreement, “Place of Employment,” shall be amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“The Executive’s principal place of employment with Mural will be remote, with travel to Mural’s headquarters, located in Waltham, Massachusetts as reasonably necessary for business purposes, and as agreed to between Executive and the Mural CEO. Mural will reimburse the Executive for all reasonable and documented expenses incurred in connection with travelling to Mural’s headquarters, in accordance with, and subject to, the policies and procedures then in effect and established by Mural for its senior executives.”

This First Amendment constitutes an amendment to the Employment Agreement. In the event the terms of this First Amendment conflict with any provision of the Employment Agreement, the terms of this First Amendment shall control. The Executive understands that, except as explicitly set forth above, the terms and conditions of the Employment Agreement shall continue in full force and effect.

This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to be effective as of the Effective Date.

MURAL ONCOLOGY, INC.

By: /s/ Caroline Loew

Name: Caroline Loew

Title: CEO

EXECUTIVE

By: /s/ Vicki Goodman

Name: Vicki Goodman